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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Endo Pharmaceuticals Holdings Inc. of our reports dated February 14, 2000 relating to the financial statements of Algos Pharmaceutical Corporation (a development stage enterprise), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 9, 2000